 Exhibit 99.1

For Immediate Release

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Files Registration Statement for Proposed Offering of Preferred Shares

DEFIANCE, Ohio, Sept. 24, 2014 -- SB Financial Group, Inc. (NASDAQ: SBFG) (the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, announced today that the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) on September 22, 2014. The registration statement describes the Company’s intent to raise up to $15,000,000 pursuant to a proposed public offering of up to 1,500,000 depositary shares, each representing a 1/100th interest in a Noncumulative Convertible Perpetual Preferred Share, Series A, of the Company with a liquidation preference of $1,000 per share (equivalent to $10.00 per depositary share). A minimum of 1,000,000 depositary shares ($10,000,000) must be sold by the Company to complete the offering.

The Company intends to use approximately $7,000,000 of the net proceeds from the proposed offering to pay off debt incurred by the Company in connection with its redemption of Trust Preferred Securities completed on September 7, 2014. The Company expects to use the remainder of the net proceeds from the sale of the depositary shares for general corporate purposes, which may include capital contributions to the Company’s bank subsidiary, The State Bank and Trust Company (“State Bank”), and/or investments at the holding company level.

Subject to the purchase limitations described in the registration statement, the Company intends to offer the depositary shares in the following descending order of priority: (1) to existing beneficial owners of common shares of the Company, (2) to customers of State Bank and to residents of the local communities served by State Bank, and (3) to the extent that depositary shares remain available for purchase, in a syndicated offering to interested investors without regard to the investor’s status as an existing shareholder of the Company, a customer of State Bank or a resident of State Bank’s local communities.

The depositary shares will be offered and sold in a best efforts underwritten offering through a placement agent, Keefe, Bruyette & Woods, Inc.

Important Information

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the registration statement can be accessed through the Securities and Exchange Commission's website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A copy of the prospectus related to the offering, when it is available, may be obtained upon request directed to: Keefe, Bruyette & Woods, Inc., SB Financial Group Offering Information Center, 70 W. Madison St., Suite 2401, Chicago, Illinois 60602.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 16 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. On April 18, 2013, Rurban Financial Corp. changed its name to SB Financial Group, Inc. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial Group and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in the Company’s Annual Report on Form 10-K and documents subsequently filed by SB Financial Group with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law.

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